UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): February 29, 2008 (February 25, 2008)
LIZ CLAIBORNE, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10689	13-2842791

(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)
1441 Broadway, New York, New York, 10018
(Address of Principal Executive Offices)
Registrant’s Telephone Number, Including Area Code: (212) 354-4900
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.03	AMENDMENTS TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR.
On February 25, 2008, the Board of Directors (the “Board”) of Liz Claiborne, Inc. (the “Company”), upon recommendation of the Nominating and Governance Committee, approved an amendment to Sections 2 and 6 of Article II of the By-laws of the Company in order to adopt a majority vote standard for the election of directors in an uncontested election of directors. Under this standard, in order to be elected in an uncontested election, a nominee must receive a majority of the votes cast with respect to that director’s election (with “abstentions” and “broker non-votes” not counted as a vote cast with respect to that director). In contested elections, those in which the number of nominees exceeds the number of directors to be elected, directors will continue to be elected by plurality vote.
The foregoing summary of the By-Law amendments is qualified in its entirety by reference to the text of the Company’s By-Laws, as amended on February 25, 2008, a copy of which is attached hereto as Exhibit 3(b) and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits
(c) Exhibits

Exhibit No.	Description

3(b)	By-Law of Liz Claiborne, Inc., as amended through February 25, 2008
SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIZ CLAIBORNE, INC.
Dated: February 29, 2008	By:	/s/ Nicholas Rubino
		Name:	Nicholas Rubino
		Title:	Vice President — General Counsel

EXHIBIT LISTING

Exhibit No.		Description

3	(b)	By-Law of Liz Claiborne, Inc., as amended through February 25, 2008